Exhibit 1.1
GAZIT-GLOBE LTD.
Ordinary Shares
(Par Value NIS 1.00 Per Share)
UNDERWRITING AGREEMENT
New York, New York
, 2011
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
As Representatives of the
several Underwriters listed
in Schedule I hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
          Gazit-Globe Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, ordinary shares, NIS 1.00 par value (“Ordinary Shares”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to            additional Ordinary Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties.
          (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company has prepared and filed with the Commission a registration statement on Form F-1 (file number 333- ), including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the final prospectus in accordance with Rule 424(b). As filed, the Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries, on a consolidated basis, at the dates indicated and the results of operations, shareholders’ equity and cash flows of the Company and its subsidiaries, on a consolidated basis, for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved except as noted therein. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
     (g) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries or the properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company or any of its subsidiaries, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     (h) The Company has been duly organized and is validly existing as a company under the laws of the State of Israel and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (i) Each “Significant Subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) and each subsidiary of the Company that owns any real property (each a “Property Subsidiary”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership, limited liability company or other entity in good standing, if applicable, under the laws of the jurisdiction in which it is chartered or organized, with full corporate, partnership, limited liability company or other entity power and authority to own, lease and operate, as the case may be, its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership, general partnership, limited liability company or other applicable entity to transact business and is in good standing, if applicable, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in any case in which the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each Significant Subsidiary and each Property Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, except in any case in which the failure to be duly and validly authorized and issued and fully paid and nonassessable would not result in a Material Adverse Effect. The Company’s interests in shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Significant Subsidiaries and the Property Subsidiaries, which are described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), are owned by the Company either directly or through subsidiaries of the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except to the extent set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities which would not result in a Material Adverse Effect; and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of any Significant Subsidiary or Property Subsidiary that are owned by the Company either directly or through subsidiaries of the Company was issued in violation of the preemptive or similar rights of any security holder of such subsidiary which violation would have a Material Adverse Effect. The subsidiaries listed on Schedule III attached hereto are the only Significant Subsidiaries of the Company.
     (j) This Agreement has been duly authorized, executed and delivered by the Company.
     (k) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.
     (l) Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or other organizational document, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except (i) in the case of subparagraph (A), other than with respect to the Company and its Significant Subsidiaries and its Property Subsidiaries, for such violations that would not result in a Material Adverse Effect and (ii) in the case of subparagraph (B) for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from their sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except (I) in the case of subparagraph (i), other than with respect to the Company or any Significant Subsidiary or Property Subsidiary, for such violations that would not result in a Material Adverse Effect and (II) in the case of subparagraph (ii), for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (m) No labor dispute with the employees of the Company or any subsidiary exists or, in each case, to the knowledge of the Company, is threatened or imminent, and to the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (n) There is no action, suit, proceeding, inquiry or investigation (a “Proceeding”) before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Disclosure Package or the Prospectus (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package or the Prospectus (exclusive of any supplement thereto), including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (o) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights (collectively, “Intellectual Property”) in order to conduct the business now operated by it, other than those the failure to possess or own would not result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

     (p) Neither the Company nor any subsidiary of the Company, as applicable, has taken, nor will the Company or any such subsidiary take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in, under the Exchange Act, the Israel Securities Law, 5728-1968 (the “Israel Securities Law”) or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, including, without limitation, the Israel Securities Authority, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act and filings with the Israel Securities Authority that may be made after the issuance of the Securities; provided, however, that the Company makes no representation or warranty as to the blue sky laws or real estate syndication laws of any jurisdiction or any such requirements of the Financial Industry Regulatory Authority (“FINRA”).
     (r) The Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (s) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and the Property Subsidiaries have good and marketable fee simple title to or leasehold title in all real property and all other properties and assets owned or leased by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances that would have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no tenant under any lease to which the Company or any of the Property Subsidiaries lease any portion of its property is in default under such lease, except in any case where such default would not result in a Material Adverse Effect; each of the properties of any of the Company or the Property Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not result in a Material Adverse Effect; and neither the Company nor any of the Property Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or the Property Subsidiary except in any case where such action or proceeding would not result in a Material Adverse Effect.
     (t) The Company is not required, and upon the issuance and sale of the Securities, as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (u) Except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its Property Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and Hazardous Materials (as defined herein), including, but not limited to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as set forth in the Registration Statement, Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the Company nor any of the Property Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. The term “Hazardous Materials” mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold.
     (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries, and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries maintain “internal control over financial reporting” and “disclosure controls and procedures,” in each case as defined in Rule 13a-15 under the Exchange Act, to the extent required by the Exchange Act.
     (w) There is and has been no failure on the part of the Company or its subsidiaries or, to the knowledge of the Company, any of the Company or its subsidiaries’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in all cases, to the extent applicable.
     (x) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.
     (y) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not result in a Material Adverse Effect and each has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (z) The Company and each of its subsidiaries and their respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the failure to be so insured would not result in a Material Adverse Effect. All policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their respective properties, businesses, assets, employees, officers and directors are in full force and effect, except for the failure to insure or lapses in policies which would not result in a Material Adverse Effect. Title insurance in favor of the Company and each of its subsidiaries is maintained with respect to each shopping center property located in the United States and Canada and owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not result in a Material Adverse Effect.
     (aa) Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (bb) Equity One, Inc. (“EQY”) has operated, for all periods from and after January 1, 1995, and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), including the taxable year in which sales of the Securities are to occur.
     (cc) Except to the extent that it would not result in a Material Adverse Effect, the mortgages and deeds of trust encumbering the properties and assets of the Company and its subsidiaries (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries hold a participating interest therein, (ii) except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of its subsidiaries.
     (dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that constitutes a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or Section 291A of the Israel Penal Law, 5733-1973 and the rules and regulations thereunder, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ee) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) Assuming that the Underwriters are not otherwise subject to taxation in Israel, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or taxing authority thereof or therein with respect to the sale and delivery by the Underwriters of the Securities as contemplated in the Agreement.
     (hh) Kost Forer Gabay & Kasierer, a member firm of Ernst & Young Global, who have certified certain financial statements of each of the Company, EQY and Citycon Oyj (“CTY”) and their respective consolidated subsidiaries, and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to each of the Company, EQY and CTY within the meaning of the Act and the applicable published rules and regulations thereunder.

     (ii) Deloitte & Touche, LLP, who have certified certain financial statements of First Capital Realty Inc. (“FCR”) and its consolidated subsidiaries, and delivered their report with respect thereto, are independent public accountants with respect to FCR and the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (jj) KPMG Channel Islands Limited, who have certified certain financial statements of Atrium European Real Estate Limited (“ATR”) and its consolidated subsidiaries, and delivered their report with respect thereto, are independent public accountants with respect to ATR and the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (kk) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (ll) None of the following events has occurred or exists to the extent that it would result in a Material Adverse Effect: (i) a failure by the Company or its subsidiaries to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Code with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries. None of the following events has occurred or is currently expected to occur to the extent that it would result in a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Section 302 or Title IV of ERISA or Section 412 of the Code with respect to which the Company or any of its subsidiaries may have any liability.

     (mm) Subject to the qualifications and assumptions set forth in the Preliminary Prospectus under the caption “Material United States Federal Income Tax Considerations”, the Company, based on its current projected income, assets and activities, does not expect to become, for the taxable year ending December 31, 2011, a Passive Foreign Investment Company within the meaning of Section 1297 of the Code.
     (nn) The Company is not a “foreign personal holding company” within the meaning of the Code.
     (oo) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Business—Litigation”, “Management”, “Description of Share Capital”, “Taxation”, “Enforceability of Civil Liabilities”, and Part II; Item 6 of the Registration Statement insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.
     (pp) No Significant Subsidiary or Property Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or any subsidiary of the Company, as the case may be, or from transferring any of such subsidiary’s property or assets to the Company or any subsidiary of the Company, as the case may be, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (qq) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the Company nor its subsidiaries have any material lending or other relationship with any bank or lending entity which, to the Company’s knowledge, is an affiliate of any Underwriter. The Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any entity which, to the Company’s knowledge, is an affiliate of any Underwriter except as set forth in the Disclosure Package and the Prospectus.
     (rr) The Company has validly and irrevocably appointed Gazit Group USA, Inc., as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

     (ss) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of any jurisdiction. Aside from investors who are specified in Section 15A(b) of the Israel Securities Law and offers made to employees of the Company or any subsidiary pursuant to an exemption issued by the Israeli Securities Authority pursuant to Section 15B(1)(a) of the Israel Securities Law, there were no more than 35 offerees, in the aggregate, to whom the Company and any of its respective representatives made an offering in Israel of any securities of the Company in the past twelve months other than pursuant to a prospectus approved by the Israel Securities Authority.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $  per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is         . The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make solely to eliminate any fractional shares.
          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day

immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on         , 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
          5. Agreements.
          (i) The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after it is furnished. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain promptly the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission or the Israel Securities Authority (except registration statements covering non-convertible debt) or any other securities regulatory agency, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, commencing on the date hereof and continuing for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(p) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, the Israel Securities Law or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) The Company (in proportion to the number of Securities being offered by them, including any Option Securities which the Underwriters shall have elected to purchase) agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) to the extent applicable, the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (“NYSE”) and the Tel Aviv Stock Exchange (“TASE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the

Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.
     (c) The Company shall have requested and caused Meitar, Liquornik, Geva & Leshem Brandwein, Israeli counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D.
     (d) The Company shall have requested and caused each of Appleby, counsel for ATR, Roschier, Attorneys Ltd., counsel for CTY, Greenberg Traurig, LLP and Greenberg Traurig, P.A., counsel for EQY, Venable LLP, counsel for EQY, and Torys LLP, counsel for FCR, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit E.
     (e) The Representatives shall have received an opinion letter from Eran Ballan, Executive Vice President and General Counsel of the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit F.
     (f) The Representatives shall have received from White & Case LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Representatives shall have received from Naschitz, Brandes & Co., Israeli counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (i) The Company shall have requested and caused Kost Forer Gabay & Kasierer, a member firm of Ernst & Young Global, to have furnished to the Representatives at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that, with respect to EQY, CTY and the Company, they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (j) The Company shall have requested and caused Deloitte & Touche, LLP, independent public or certified public accountants for FCR and its consolidated subsidiaries, to have furnished to the Representatives at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that, with respect to FCR and the Company, they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (k) The Company shall have requested and caused KPMG Channel Islands Limited, independent public or certified public accountants for ATR and its consolidated subsidiaries, to have furnished to the Representatives at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that, with respect to ATR and the Company, they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the

Commission thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (i), (j) and (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (o) The Securities shall have been listed and admitted and authorized for trading on the NYSE and the TASE, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (p) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person or entity listed on Exhibit B hereto addressed to the Representatives.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of White & Case LLP, counsel for the Underwriters, at 1155 Avenue of the Americas, New York, New York, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of the Indemnified Parties.
     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the NYSE or the TASE or trading in securities generally on the NYSE or the TASE shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344), Attention: ECM Syndicate Desk, with a copy to the General Counsel (fax: (212) 797-4564); or, if sent to the Company, will be mailed, delivered or telefaxed to            and confirmed to it at      , attention of the Legal Department.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     The parties to this Agreement agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) will be instituted solely in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”) as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the extent permitted, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     The Company hereby irrevocably appoints Gazit Group USA Inc., with offices at 1696 NE Miami Gardens Drive, North Miami Beach, FL 33179, as its agent for service of process in any suit, action or proceeding described in this Section 16. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, GAZIT-GLOBE LTD.
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.

By:
Name:
Title:

Deutsche Bank Securities Inc.
By:
Name:
Title:

By:
Name:
Title:

     For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Barclays Capital Inc.

Total

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package

2

SCHEDULE III
Significant Subsidiaries
Significant Subsidiaries
Atrium European Real Estate Limited
Citycon OYJ
Equity One Inc.
First Capital Realty Inc.
Gazit America Inc.

3